   As filed with the Securities and Exchange Commission on December 21, 1995
                                     Registration Statement No. 33-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-8
                            ______________________

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ______________________

                                   IGI, INC.
            (Exact Name of Registrant as Specified in Its Charter)
                            ______________________
        DELAWARE                                                 01-0355758
  (State or Other Juris-                                      (I.R.S. Employer
  diction of Incorpora-                                      Identification No.)
  tion or Organization)
                          WHEAT ROAD & LINCOLN AVENUE
                           BUENA, NEW JERSEY  08310
                         (Address, Including Zip Code,
                        of Principal Executive Offices)

                                   IGI, INC.
                            1991 STOCK OPTION PLAN
                           (Full Title of the Plan)

                             EDWARD B. HAGER, M.D.
                                   IGI, INC.
                          WHEAT ROAD & LINCOLN AVENUE
                           BUENA, NEW JERSEY  08310
                                (609) 697-1441
                   (Name, Address, Including Zip Code, and
                    Telephone Number, Including Area Code,
                             of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

  =============================================================================================
  |                                         |          | Proposed  |   Proposed    |          |
  |                                         |          | Maximum   |   Maximum     |  Amount  |
  |                                         |  Amount  | Offering  |   Aggregate   | of Regis-|
  |      Title of Each Class                |  to be   | Price Per |   Offering    | tration  |
  |  of Securities to be Registered         |Registered| Share(1)  |   Price(1)    |   Fee    |
  ---------------------------------------------------------------------------------------------
  |Common Stock, $.01 par value..........   | 700,000  |  $7.125   |  $4,987,500   | $1,720   |
  |                                         |  shares  |           |               |          |
  =============================================================================================

  (1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 475(h) of the Securities Act of 1933, as amended, and based upon the average of the reported high and low sale prices of the Registrant's Common Stock on the American Stock Exchange on December 18, 1995.

================================================================================

                    STATEMENT OF INCORPORATION BY REFERENCE

      Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 33-63700) (the "Initial Registration Statement") relating to the Registrant's 1991 Stock Option Plan.


         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3 of the Initial Registration Statement is amended and restated in its entirety as follows:

      ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

         (c) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a Registration Statement on Form 8-A (File No. 1-8568) pursuant to Section 12(b) of the Exchange Act.

         (d) The Registrant's definitive proxy materials, dated April 14, 1995, relating to the 1995 Annual Meeting of Stockholders.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

      Item 9 of the Initial Registration Statement is amended and restated in its entirety as follows:

         ITEM 9.  UNDERTAKINGS

              The Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lyndeboro, New Hampshire on the 21st day of December, 1995.


                                                     IGI, INC.



                                                     By:  /s/ Edward B. Hager
                                                        ------------------------
                                                        Edward B. Hager
                                                        Chairman and
                                                        Chief Executive Officer


                               POWER OF ATTORNEY

      We, the undersigned officers and directors of IGI, Inc., hereby severally constitute Edward B. Hager, John P. Gallo, Henry A. Malkasian and Paul P. Brountas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable IGI, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                Title                          Date
     ---------                -----                          ----

/s/ Edward B. Hager           Chairman and Chief             December 21, 1995
--------------------------
Edward B. Hager                   Executive Officer
                              (Principal Executive
                              Officer)


/s/ John P. Gallo             President and Director         December 21, 1995
--------------------------
John P. Gallo


/s/ Donald J. MacPhee         Vice President                 December 21, 1995
--------------------------
Donald J. MacPhee             and Controller (Principal
                              Financial and Accounting
                              Officer)


/s/ Henry A. Malkasian         Director                      December 21, 1995
--------------------------
Henry A. Malkasian


/s/ Jane E. Hager             Director                       December 21, 1995
--------------------------
Jane E. Hager


/s/ David G. Pinosky          Director                       December 21, 1995
--------------------------
David G. Pinosky


/s/ John O. Marsh, Jr.        Director                       December 21, 1995
--------------------------
John O. Marsh, Jr.


/s/ Terrence O'Donnell        Director                       December 21, 1995
--------------------------
Terrence O'Donnell


/s/ Dick Cheney               Director                       December 21, 1995
--------------------------
Dick Cheney


/s/ Constantine L. Hampers    Director                       December 21, 1995
--------------------------
Constantine L. Hampers

                                 EXHIBIT INDEX

EXHIBIT                       DESCRIPTION OF EXHIBIT                        PAGE
-------                       ----------------------                        ----
   4.1    Specimen stock certificate for shares of Common Stock, par value
          $.01 per share (incorporated by reference to Exhibit (4) to the Company's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1989, filed April 2, 1990 (the "1989 Form 10-K"))      *

   4.2    Rights Agreement by and between the Company and Fleet National
          Bank dated as of March 19, 1987 (incorporated by reference to
          Exhibit (4) to the Company's Current Report on Form 8-K, dated
          as of March 26, 1987).........................................      *

   4.3 Amendment to Rights Agreement by and among the Company, Fleet National Bank and State Street Bank and Trust Company dated as of March 23, 1990 (incorporated by reference to Exhibit (10)(g) to
          the 1989 Form 10-K)...........................................      *

   5      Opinion of Hale and Dorr......................................      8

  23.1    Consent of Coopers & Lybrand L.L.P............................     10

  23.2    Consent of Hale and Dorr (included in Exhibit 5)..............

  24      Power of Attorney (included on the signature pages of this
          Registration Statement).......................................

___________
*   Incorporated herein by reference.